EXHIBIT 99.1

Asensus Surgical Announces $10 Million Registered Direct Offering

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)—July 27, 2023—Asensus Surgical, Inc. (NYSE American: ASXC) (“Asensus” or the “Company”), a medical device company that is digitizing the interface between the surgeon and the patient to pioneer a new era of Performance-Guided Surgery™, today announced that it has entered into a definitive agreement for the purchase and sale of an aggregate of 23,809,524 shares of its common stock and warrants to purchase 23,809,524 shares of common stock in a registered direct offering. The shares of common stock and accompanying warrants are being sold at a combined purchase price of $0.42 per share and accompanying warrant to purchase one share of common stock. The warrants have an exercise price of $0.42 per share, are immediately exercisable and will expire five years following the date of issuance. The offering is expected to close on or about July 31, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering to the Company are expected to be $10 million, before deducting placement agent’s fees and other offering expense payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital and funding research and development activities.

A shelf registration statement on Form S-3 (File No. 333-263711) relating to the securities being offered was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2022, and became effective on April 28, 2022. The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the shelf registration statement. The final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and accompanying prospectus relating to the offering, when filed, may be obtained on the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, by email at placements@hcwco.com or by phone at (212) 856-5711.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Asensus Surgical, Inc.

Asensus Surgical, Inc. is digitizing the interface between the surgeon and patient to pioneer a new era of Performance-Guided Surgery by unlocking clinical intelligence for surgeons to enable consistently superior outcomes and a new standard of surgery. Based upon the foundations of Digital Laparoscopy and the Senhance® Surgical System, the Company is developing the LUNA™ Surgical System, a next generation robotic and instrument system as a foundation of its Digital Surgery solution. These systems will be powered by the Intelligent Surgical Unit™ to increase surgeon control and reduce surgical variability. With the addition of machine vision, Augmented Intelligence, and deep learning capabilities throughout the surgical experience, we intend to holistically address the current clinical, cognitive and economic shortcomings that drive surgical outcomes and value-based healthcare. The Senhance Surgical System is now available for sale in the US, EU, Japan, Russia, and select other countries. For a complete list of indications for use, visit: www.senhance.com/indications. To learn more about Performance-Guided Surgery, Digital Laparoscopy with the Senhance Surgical System and the new LUNA System visit www.asensus.com.

Forward-Looking Statements

This press release includes statements relating to the offering of our securities. These statements, including, without limitation, as to the completion of the offering, the satisfaction of the customary closing conditions of the offering and the intended use of proceeds from the offering, and other statements regarding our future plans and goals constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include market and other conditions. For a discussion of the risks and uncertainties associated with our business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Asensus Surgical, Inc.

INVESTOR CONTACT:

Mark Klausner or Mike Vallie

ICR Westwicke

invest@asensus.com

443-213-0499

MEDIA CONTACT:

Dan Ventresca

Matter Communications

AsensusPR@matternow.com

617-874-5488